UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2010
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2700 West Sahara Avenue, Las Vegas, Nevada	89102

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 248-4200
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 25, 2010, Western Alliance Bancorporation, a Nevada corporation, announced the closing of its public offering of $75 million in aggregate principal amount of Senior Notes due 2015. The notes will bear interest annually at 10.00% and gross proceeds from the offering were approximately $73.9 million.
     The preceding is qualified in its entirety by reference to the press release dated August 25, 2010 and filed as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 25, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)
Date: August 25, 2010	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 25, 2010.